Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Flextronics Medical Sales and Marketing Ltd. (“Flex”)

Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius

Effective Date:	August 8th, 2018
Name of Customer:	Nuvo Group Ltd., a company incorporated under the laws of the State of Israel, whose registered office is at Alon Tower 1, 26th Floor, 94 Yigal Alon St., Tel Aviv 6789155 Israel (“Customer”)
Shipping Address:	As indicated in the applicable PO
Products & Specifications:	As specified in Attachment A, attached hereto and made a part hereof and as may be amended from time to time by the parties.
Total Quantity:	As indicated in the applicable PO
Delivery Date:	As indicated in the applicable PO
Unit Price USD:	As specified in Attachment B, attached hereto and made a part hereof
Total Price USD:	As indicated in the applicable PO
Payment Terms:	Net +30 calendar days

General Terms and Conditions of Customer’s Purchase Orders (“PO/(s)”)

(All references herein to this PO shall refer to any additional PO for manufacturing services issued by Customer hereunder and accepted by Flex pursuant hereto.)

1.	Flex Representations. Flex represents and warrants that it is ready, qualified, willing and able to carry out its obligations and undertakings towards Customer pursuant hereto.

2.	Manufacturing Services. Based on Flex’s representations herein, Customer engages Flex to procure materials, and to manufacture, assemble, and test the products ordered hereunder pursuant to the agreed specifications attached hereto in Attachment A (the “Services”, the “Products” and the “Specifications”, respectively), and Flex agrees to be so engaged, all in accordance with the terms and conditions of this PO. Commencement of mass production phase shall be approved in writing in advance by both parties. Unless agreed otherwise between the parties in writing and according to the provisions of Section 26 below, the Services will be provided in their entirety by Flextronics (Israel) Ltd., an affiliate of Flex (“Flex Israel”) at its site at 2 Hamatechet St., Ramat Gavriel Industrial Park Migdal Haemek 23108 Israel P.O.B. 867 Israel (“Flex Israel Site”).

3.	Customer’s PO and Precedence. Customer may use its standard purchase order form for any orders provided for hereunder. The terms and conditions contained herein prevail over any terms and conditions of any such purchase order, acknowledgment form or other form instrument exchanged by the parties, and no additional, contradictory, modified or deleted terms established by such instruments are intended to have any effect on the terms hereof, even if such instrument is accepted by the other party.

4.	Intellectual Property Rights. Customer shall retain full and sole ownership in Customer’s IP including to any developments and/or enhancement related thereto. Notwithstanding the foregoing, for the sole and exclusive purpose of performing Flex’s obligations under this PO, Customer hereby grants to Flex a limited, non-exclusive, non-transferable, revocable license to use Customer’s IP. Such license shall automatically expire upon termination or completion of Flex’s obligations hereunder. For the purposes herein, “Customer’s IP” means all Intellectual Property created, owned or licensed by Customer; “Intellectual Property” or “IP” means anything protectable by an Intellectual Property Right; “Intellectual Property Right(s)” means all patent rights, copyrights, trademark rights, rights in trade secrets (if any), design rights, database rights, domain name rights, moral rights, and any other intellectual property rights (registered or unregistered) throughout the world.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

5.	Prices and Payment. The initial prices for the Products and Services shall be as set out in Flex quotation attached hereto as Attachment B and/or in such other quotations issued by Flex following the date hereof (each, a “Price Quotation” and the “Prices”, respectively). Any changes to the Prices and timing of changes shall be agreed by the parties, such agreement not to be unreasonably withheld or delayed. All Prices are exclusive of: (i) VAT, duties, tariffs, brokers fees, local excise, sales, use, customs, transfer taxes and other similar taxes[1] (“Taxes”); (ii) Product-specific tooling, equipment or software and other reasonably necessary non-recurring set-up, tooling or similar expenses; and (iii) all freight, insurance and other shipping expenses, as well as any special packing expenses not included in the unit price for the Products above (collectively: “Additional Amounts”). Any known Additional Amounts shall be listed in the respective Price Quotation as separate items. Customer is responsible for such Additional Amounts. In the event that Flex shall, at any time following the issuance of a Price Quotation, become aware of Additional Amounts not included in such Price Quotation, Flex will promptly notify Customer in writing, with an explanation of the new Additional Amount and such Additional Amounts will be borne by Customer. To the extent Flex shall pay any Additional Amounts owing from Customer in connection with the import of Materials, equipment and services, Customer will promptly reimburse Flex for such costs. Flex will provide to Customer the respective supportive documents and will make commercially reasonable efforts to assist Customer in eliminating, reducing and recovering such costs under relevant laws and regulations. Flex will charge such costs as separately stated amounts on invoices in connection with the sale of Products to Customer. Without limiting the foregoing, if any Taxes, laws, regulations, court orders, administrative rulings or other governmentally-imposed or governmentally-sanctioned requirements result in changes to the costs of performance of any Services hereunder (a “Governmental Change”), then the parties shall, as soon as possible following the identification of such Governmental Change, agree on and implement revised prices to reflect such Governmental Change, retroactive to the date on which the Governmental Change became effective. For the avoidance of doubt, Flex is not responsible or liable in any manner for the classification or reclassification of said Materials, equipment, services or Products for import or export purposes and any risk associated therewith shall reside exclusively with Customer. Unless agreed otherwise between the parties in writing, since the Services will be entirely provided by Flex Israel, as aforesaid, the parties hereby specifically agree that: (i) Flex Israel is entitled to all payments hereunder; (ii) all POs hereunder will be issued by Customer directly to Flex Israel; (iii) all invoices for the Services will be issued by Flex Israel to Customer; (iii) all payments hereunder shall be made by Customer directly to Flex Israel and Flex shall have no claim against Customer for any payment made by Customer to Flex Israel as aforesaid; and (iv) Customer shall be entitled to withhold and deduct from any payments made pursuant to this Agreement any and all amounts as may be required to be deducted and withheld therefrom from time to time under applicable law provided, however, that if Flex Israel provides Customer with a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israel Tax Authority, then Israeli tax withholding (if any) shall be made only in accordance with the provisions of such certificate. To the extent that any amounts are so withheld by Customer, such withheld amounts shall be treated, for all purposes of this Agreement, as having been paid to Flex Israel.

6.	Late Fee. Any amount not paid within [***] of the due payment date, shall bear interest at a monthly rate of [***] as of the first day of delay until the outstanding amount is duly and fully satisfied. Furthermore, if Customer is late with payments, or Flex has reasonable cause to believe Customer may not be able to pay, then Flex may with [***] written notice, delay shipments and/or stop all services until assurances of payment satisfactory to Flex are received or payment is received.

7.	Materials Procurement. Each purchase order delivered by the Customer in accordance with this PO shall constitute an authorization for Flex to procure materials required to manufacture the Products ordered under this PO including without limitation, long lead-time materials, whether such procurement took place before execution hereof or thereafter (“Materials”). Procurement of Materials that require a minimum quantity (MOQs) in quantities greater than what is necessary to meet this PO requires Customer’s approval. In addition, if the cost of Materials is above the quoted price, Flex shall notify Customer of such price increase. If Customer does not approve the price increase, it shall be deemed rejected, and Flex will not be authorized to acquire such Materials, and this PO (or any respective part thereof) that necessitate the use of such Materials shall be deemed cancelled by Customer; in such case the provisions of Section 9 below shall apply. Materials shall be purchased by Flex only from vendors approved in writing by Customer, as per the agreed vendors list (“AVL”).

1 Flex is solely responsible for any taxes based on the net income of Flex or on real property owned by Flex.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

8.	Customer Responsibility for Ordered Product. In the event Customer does not arrange for the prompt pickup of Products ordered under this PO within [***] after being informed by Flex that such Products are ready for pickup in accordance with the PO, then Customer hereby authorizes Flex to transfer such Products to a warehouse operated by Flex. Flex will notify Customer regarding said transfer, prior to such transfer. Such transfer shall be considered a delivery and sale to Customer for all purposes of this PO, and title and risk of loss for such Products shall thereupon transfer from Flex to Customer. In such case, Flex will invoice Customer for handling charges of [***] per cubic meter per month.

9.	PO Cancellation; Quantity Decrease. Subject to the terms herein, Customer may cancel all or any portion of the Product quantity ordered under this PO upon written notice to Flex; provided however that Customer may not cancel all or any portion of the Product quantity ordered under this PO within a period of [***] prior to the agreed delivery date without Flex’s prior written approval, which shall not be unreasonably withheld. Unless agreed otherwise between the parties in writing, upon cancellation of this PO (or any portion thereof or purchase order made pursuant hereto), for any reason, Customer shall pay Flex: (i) [***] of the agreed upon price for all affected finished Products at Flex possession which were not yet supplied or any Services provided, (ii) [***] of the value of the work in process relevant to the cancelled portion of this PO at the time the cancellation notice was received by Flex; (iii) [***] of the agreed bill of materials (“BOM”) price of all Materials in Flex’s possession which are not returnable without charge to the vendor or usable for other customers whether in raw form or work in process as determined in Flex sole discretion, and of all Materials on order and not cancelable without charge; (iv) any vendor cancellation charges actually incurred or payable with respect to Materials accepted for cancellation or return to the vendor (Customer shall notify Flex whether it prefers to purchase the Materials which are not returnable or cancellable without charge as per the provisions of sub-section (iii) above or to pay vendors’ return or cancellation charges as per this sub-section (iv)); and (v) any outstanding NRE charges. Notwithstanding the foregoing, in case of cancellation, all Materials repurchased by Flex, as per the provisions of Section 11 below, will be purchased by Customer at BOM price without any overhead. Flex shall deliver to Customer all paid for Products and Materials as per the delivery terms set forth in Section 10 below.

10.	Quantity Increase and Reschedule of Shipments. Customer may not increase the quantity of the Products ordered under this PO or reschedule the shipment date of the Products without Flex’s prior written approval, which shall be given at Flex’s sole discretion.

11.	Delivery and Shipping. All deliveries hereunder shall be made EXW (Ex works, Incoterms 2010) Flex Israel Site (“Delivery”). Title and risk of loss shall pass to Customer upon delivery according to the aforesaid Incoterms. Time is of the essence. If Flex becomes aware that the delivery of Products may be delayed, it will immediately inform Customer and the parties shall then discuss the measures that need to be taken in order to mitigate such late delivery.

12.	Customer Responsibility for Materials. If Flex notifies Customer that Materials have remained in Flex’s possession for more than [***], then Customer agrees to immediately purchase same from Flex upon receipt of the notice and to pay Flex as follows: (a) [***] of the agreed BOM price of all Materials in Flex’s possession which are not returnable without charge to the vendor or usable for other customers whether in raw form or work in process as determined in Flex sole discretion, and of all Materials on order and not cancelable without charge; (b) any vendor cancellation charges actually incurred or payable with respect to Materials accepted for cancellation or return to the vendor (Customer shall notify Flex whether it prefers to purchase the Materials which are not returnable or cancellable without charge as per the provisions of sub-section (a) above or to pay vendors’ return or cancellation charges as per this sub-section (b)). Any such Materials may be repurchased by Flex, in case needed to support Customer’s future Product requirements (to the extent such Materials are fit), at purchase price agreed between the parties.

13.	Credit terms. Flex shall provide Customer with an initial commercial credit line, which shall be reviewed (and, if necessary at Flex’s sole discretion, adjusted) periodically. Customer shall provide information reasonably requested by Flex in support of such credit reviews. It is hereby agreed that until the date in which Customer has an approved credit line with Flex, Flex may require Customer to provide an advance payment and/or other guarantee for the benefit of Flex in form and substance reasonably satisfactory to Flex, in both cases, in order to secure Flex’s entire exposure. The terms of any such advance payment and/or other guarantee shall be agreed between the parties from time to time in writing and in advance of Flex’s acceptance of each relevant PO hereunder.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

14.	Regulatory Approvals. Customer shall be responsible for applying for, obtaining, and maintaining at its sole cost and expense any regulatory and agency approvals required for the development, marketing or sale the Products in the countries where Products may be sold, used or destined. Any regulatory compliance requirements applicable to the manufacturing process shall be as set forth in the agreed quality agreement.

15.	Product Complaints / Reports. Customer shall be responsible for handling all complaints and inquiries related to the Products made by users of the Products, and any reporting requirements related thereto. Subject to compliance with applicable laws and regulations, Flex shall promptly provide to Customer any information received by Flex regarding any complaint or adverse event with respect to the Products. Each party shall reasonably cooperate with the other in sharing any information that may constitute a complaint related to the Products.

16.	Recalls. If either Party believes that a recall, market withdrawal, safety alert or similar corrective action (“Recall”) of the Products may be desirable or required by law, it shall immediately notify the other Party in writing. If recall is necessary or deemed advisable by Customer, each party shall provide reasonable cooperation to the other in recalling the Product. Customer shall be responsible for all recalls and other corrective actions associated with Products. Flex will not act to initiate a recall, field alert, product withdrawal or field correction without the express prior written approval of Customer.

17.	Express Limited Warranty. Flex warrants that the Products will be manufactured in accordance with the Specifications and the agreed quality agreement and will be free from defects in workmanship for a period of fourteen (14) months from the date of Delivery of the Product in question or the date a respective invoice is issued (in case Products are not picked-up by Customer and stored at Flex facility, as per the provisions of Section 8 above), whichever is earlier (“Warranty Period”). With respect to Materials, Flex will use its commercially reasonable efforts so that Customer is able to benefit under any warranty given by the respective vendor or that it is able to pass such warranties through to Customer, but will not independently warrant any such Materials. Flex will use its commercially reasonable efforts to support any warranty claim submitted by Customer against the respective vendor. This express limited warranty does not apply to: (a) Customer’s tooling and equipment; (b) third party Materials and/or Materials consigned or supplied by Customer to Flex; (c) defects resulting, directly or indirectly, wholly from Customer’s specifications or the design of the Products; and (d) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Customer. With respect to New Product Introduction (NPI) services, first articles, prototypes, pre-production units, test units or other similar Products, Flex makes no representations or warranties whatsoever. Notwithstanding anything else in this PO or otherwise, Flex assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specifications or defects of or due to tooling, designs or instructions produced or supplied by Customer and Customer shall be liable for all failure analysis costs incurred by Flex in connection thereto. Upon any failure of a Product to comply with the above warranty, Flex’s sole obligation, and Customer’s sole remedy, is for Flex, at its option, to promptly repair or replace such unit and return it to Customer freight from point of original delivery to be paid by Flex. Customer shall return Products covered by the warranty after completing a failure report and obtaining a return material authorization number from Flex to be displayed on the shipping container. Customer shall bear all risks, costs and expenses, associated with Products that have been returned to Flex for which there is no defect found and/or with Products not covered under the warranty above. Customer will provide its own warranties directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flex under this PO. Customer will expressly indicate that the end users and third parties must look solely to Customer in connection with any problems, warranty claim or other matters concerning the Product. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, FLEX MAKES NO OTHER REPRESENTATIONS OR WARRANTIES ON THE PERFORMANCE OF THE SERVICES, OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. FURTHERMORE, FOR THE SAKE OF GOOD ORDER AND WITHOUT DEROGATING FROM THE GENERALITY OF THE FOREGOING, NO CLAIMS FOR LACK OF CONFORMITY (“IH HATAMAA”) MAY BE MADE AGAINST FLEX UNDER THE SALE LAW, 5728-1968.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

18.	Liability Limitation. EXCEPT WITH REGARD TO A WILLFUL BREACH OF THE PARTIES’ OBLIGATIONS FOR CONFIDENTIALITY AND/OR FOR INDEMNIFICATION AS SPECIFIED BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PERFORMANCE OF ANY SERVICES HEREUNDEROR THE SALE OF PRODUCTS, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, OR LOST PROFITS, LOST REVENUES, LOSS OF GOOD WILL OR DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY CUSTOMER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING WITHOUT LIMITATION THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.FURTHERMORE, IN NO EVENT WILL FLEX AND/OR FLEX ISRAEL BE LIABLE FOR COSTS FOR PROCUREMENT OR MANUFACTURE OF SUBSTITUTE PRODUCT BY CUSTOMER, OR FOR THE VALUE OF THE INTERNAL TIME OF CUSTOMER’S EMPLOYEES TO REMEDY A BREACH. IN ADDITION, EXCEPT WITH REGARD TO A BREACH BY FLEX OF ITS OBLIGATION FOR CONFIDENTIALITY AS SET FORTH BELOW, THE TOTAL, AGGREGATE AND CUMULATIVE LIABILITY OF FLEX AND/OR FLEX ISRAEL, IF ANY, FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOVER, REGARDLESS OF LEGAL THEORY, AND WHETHER ARISING IN TORT OR CONTRACT, WITH REGARD TO THIS PO (INCLUDING ANY AND ALL PO/(S) GENERATED HEREUNDER), SHALL NOT EXCEED AT ANY GIVEN TIME 4% OF THE TOTAL AMOUNTS RECEIVED BY FLEX ISRAEL FROM CUSTOMER ON ACCOUNT OF THE SALE OF PRODUCTS HEREUNDER IN THE IMMEDIATELY PRECEDING TWELVE (12) MONTHS, LESS ANY CLAIMS PREVIOUSLY PAID BY FLEX AND/OR FLEX ISRAEL TO CUSTOMER. FOR THE AVOIDANCE OF DOUBT, THE CAP SET FORTH IN THE PREVIOUS SENTENCE SHALL NOT APPLY TO LIMIT FLEX’S WARRANTY OBLIGATIONS UNDER SECTION 17 ABOVE AND FLEX’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 20 BELOW.

19.	Customer Indemnification. Customer will promptly defend, indemnify and hold Flex harmless from and against any reasonable cost, expense or loss incurred (including reasonable attorneys’ fees and legal costs) (collectively “Costs”) arising from any third party claim (each a “Claim”) that any Product or portion of a product (including Materials incorporated into a Product) (a) violates the Intellectual Property Rights of a third party; (b) violates any law, rule or regulation; or (c) has caused personal injury, property damage, or death, all except to the extent Flex indemnifies Customer according to the provisions of Section 20 below . Without derogating from the generality of the aforesaid, if such Claim is brought, or Flex in good faith determines a Claim is likely to be made, Flex shall notify Customer and Customer shall either: (1) procure for Flex the right to continue to perform this PO; (2) modify the specification so that there will no longer be an infringement or (3) terminate this PO and pay Flex the consideration due under this PO for the work performed until the date of termination.

20.	Flex Indemnification. Flex will promptly defend, indemnify, and hold Customer harmless from and against all Costs arising from any third party Claim that Flex’s manufacturing process (except to the extent such process is provided or required by Customer, in which case Customer shall indemnify Flex): (x) violates the Intellectual Property Rights of a third party; (y) violates any law, rule or regulation; or (z) has caused personal injury, property damage or death.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

21.	Indemnification Procedure. The party seeking defense or indemnification shall provide the other party prompt written notice of any Claims or Costs and the right to reasonably manage and control the defense of any such Claims, shall reasonably cooperate in connection with such defense and will not settle or make payment with respect to such Claim other than: (i) with the prior written consent of the other party, which shall not be unreasonably withheld or delayed; or (ii) as required pursuant to a judgment in legal proceedings (which has not been stayed) with respect to such Claim.

22.	Confidentiality. All information and data exchanged between the Parties, written, verbally or in other media, prior during or after this PO, including intellectual property, patents, trademarks, trade secrets, algorithms which may have been exposed to the receiving party, in any form and shape, shall be deemed to be “Confidential Information” provided, however, that Confidential information shall [***]. The Parties will protect Confidential Information of the other in the same manner it protects its own Confidential Information and shall not disclose Confidential Information directly or indirectly to any third party without the prior written consent of the disclosing party except for the purposes of this PO and shall use same only for the purposes hereof. Confidential Information shall be maintained confidential for a period of [***] after the disclosure to the receiving party.

23.	Use of Flex Name is Prohibited. Customer may not use Flex’s name or identity or any of its confidential information on any Product or in any advertising, promotion or other public announcement without the prior express written consent of Flex.

24.	Insurance. Customer agrees to maintain appropriate insurance to cover its risks and exposures. Without derogating from the provisions of applicable law and/or from the above Customer specifically agrees to maintain insurance coverage for any property and/or equipment (including but not limited testing equipment), machinery, inventory (including such inventory that might have been provided by Customer at no cost or value to Flex) and/or finished Products or Materials that the title and/or risk of loss has been transferred to the Customer and/or which are stored or located at the premises of Flex. All of Customer’s insurance policies (whether listed above or not) shall include a waiver of subrogation clause towards Flex and/or its clients and/or managers and/or employees and/or any company within the Flex group of companies and/or any party to whom Flex obligated in writing to provide a waiver of subrogation. The waiver shall not apply towards a person acting maliciously to cause loss or damage. Customer agrees to obtain and to keep in force during the term of this Agreement and until the end of the Warranty Period of the last Product to be subject to a warranty according to the terms above (the later date) insurance as described above or that is acceptable to normal practice. Upon request Customer shall furnish certificates of insurance within [***] from the date such a request has been provided and shall address the certificate of insurance to Flex. Flex shall procure and maintain insurance policies as further detailed in Exhibit 1 hereto.

25.	Force Majeure. “Force Majeure” shall include any event that either party is prevented from performing or is unable to perform any of its obligations under this PO (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, materials unavailability, or any other cause beyond the reasonable control of the party invoking force majeure. No Party to this PO shall be liable for failure or delay in the fulfillment of all or part of this PO because of an event of Force Majeure. Any such failure or delay shall not be deemed a breach of this PO; provided that (i) it arises without the fault or negligence of the party so prevented from complying with this PO; and (ii) such party could not have reasonably foreseen such event at the time of signature of this PO; and (iii) such party made its commercially reasonable efforts to avoid or overcome the effect of the event on its fulfillment of said obligations under this PO, and (iv) such party gives written notice to the other Party within seven (7) days after the force majeure event begins. If any such event or delay shall prevent the performance by Flex of its obligations under this PO a period of [***] or more, then Customer shall be entitled to terminate this PO; in such case the provisions of Section 9 above shall apply.

26.	Successors, Assignment. This PO shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. Customer is not entitled to assign or transfer its rights or obligations under this PO except with prior written consent of Flex, which shall not be unreasonably withheld. Flex may assign some or all of its rights and obligations under this PO to any affiliated Company within Flex group (including Flex Israel). For the avoidance of doubt, any change of the location of the services from Flex Israel Site to other site of Flex shall be subject to Customer’s prior written approval.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

27.	Flex Representative. Flex hereby irrevocably appoints Flex Israel to be the authorized representative of Flex for the purposes of this PO, including for the delivery of all notices hereunder and for service of court documents according to section 478 of the civil procedure regulations and for the purposes of service of any documents connected to arbitration hereunder.

28.	Notices. Notice or documents given by personal delivery shall be deemed given or served upon actual receipt by the recipient. Notice given by registered mail shall be effective on the fifth day after mailing of such notice to the recipient.

29.	Set-off. Neither party shall be entitled to set-off from any amount that may be due to it from the other party any amount that may be due from the other party to it.

30.	Governing Law; Jurisdiction. These general terms and conditions shall be governed by and interpreted in accordance with the laws of the State of Israel. The parties hereby consent to the personal and exclusive jurisdiction and venue of the competent courts located in Tel-Aviv, Israel. Notwithstanding the foregoing, except with respect to enforcing claims for injunctive or equitable relief, any dispute, claim or controversy arising out of or relating in any way to this Agreement, any other aspect of the relationship between Flex and Customer or their respective affiliates and subsidiaries, the interpretation, application, enforcement, breach, termination or validity thereof (including, without limitation, any claim of inducement of this Agreement by fraud and a determination of the scope or applicability of this agreement to arbitrate), or its subject matter (collectively, “Disputes”) shall be determined by binding arbitration before one arbitrator. The arbitration shall be administered under the Israeli Arbitration Law in accordance with Substantive Israeli Law. The arbitrator shall be agreed to by the parties, and if the parties are unable to agree, shall be determined by the President of the Israeli Institute of Commercial Arbitration at the request of any party hereto. The arbitration shall be held in Tel-Aviv, Israel, and it shall be conducted in the English language. The parties shall maintain the confidential nature of the arbitration proceeding and any award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. The arbitrator shall have authority to award compensatory damages only and shall not award any punitive, exemplary, or multiple damages, and the parties waive any right to recover any such damages. Judgment on any award in arbitration may be entered in any court of competent jurisdiction. Notwithstanding the above, each party shall have recourse to any court of competent jurisdiction to enforce claims for injunctive and other equitable relief.

[SIGNATURE PAGE FOLLOWS]

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

NUVO GROUP LTD.		FLEXTRONICS MEDICAL SALES & MARKETING, LTD.

DATE	8/13/2018	DATE	8/14/2018

NAME	Oren Oz	NAME	[***]

SIGNATURE	/s/ Oren Oz	SIGNATURE	/s/ Authorized Signatory

FLEXTRONICS (ISRAEL) LTD.

DATE	14 August 2018

NAME	[***]

SIGNATURE	/s/ Authorized Signatory

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Exhibit 1

Insurance By Flextronics (Israel) Ltd.

Insurance Certificate

Date: _______________

We hereby confirm that as of ____________ and until ____________ (both days inclusive), we have issued in favor of Flextronics (Israel) Ltd. (hereinafter, “Flextronics”), the following insurance policies with respect to Flextronics’s activity in connection with the contract.

Employer’s Liability Insurance:

Covering Flextronics’ legal liability pursuant to the Torts Ordinance (New Version) and the Liability for Defective Products Law towards any employee with a limit of liability of [***] for any one occurrence and in the aggregate for the period of insurance.

General Third Party and Product Liability Insurance:

Covering Flextronics’ legal liability towards any third party in respect of property damage and/or bodily injury caused during the period of the insurance for a limit of liability of [***] any one occurrence and in the aggregate for the period of insurance.

This confirmation is subject to the terms, conditions and provisions of the original policies insofar as not expressly altered by the foregoing.

The limits of liability that stated in this certificate are combined for all the insureds’ activities.

Yours faithfully,

Insurance Co. Ltd

Signatory’s name and position

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Attachment A

Products & Specifications

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

Attachment B

Flex Price Quotation dated [XX/YY/ZZ]

11